SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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 Preliminary Proxy Statement                                                                   Confidential, for Use of the Commission Only
X  Definitive Proxy Statement                                                                        (as permitted by Rule 14a-6(e)(2))
  Definitive Additional Materials
  Soliciting Material under §240.14a-12

CHAMPPS ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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X  No fee required.

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Notes:

October 15, 2003

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Champps Entertainment, Inc. This year’s meeting will be held on Wednesday, December 3, 2003, at 8:00 a.m., local time, at the Ritz Carlton Hotel, 50 Central Park South, New York, New York 10019.

        The attached proxy statement, with formal notice of the meeting on the first page, describes the matters we expect to act upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Champps Entertainment, Inc. by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting, we will review our operations, report on 2003 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

        Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding the methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely, /s/ William H. Baumhauer Chairman of the Board, President and Chief Executive Officer

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive
Suite 560
Littleton, Colorado 80124

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2003
_________________

        The 2003 annual meeting of stockholders of Champps Entertainment, Inc. will be held on Wednesday, December 3, 2003, at 8:00 a.m., local time, at the Ritz Carlton Hotel, 50 Central Park South, New York, New York 10019. At the meeting, stockholders will vote upon the following proposals:

        1.        To elect three Class I directors, each to serve for a three-year term;

        2.        To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements of the meeting.

        You may vote if you are a stockholder of record as of the close of business on October 10, 2003. If you do not plan to attend the meeting and vote your common shares in person, please vote in the following way:

        •        Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

        Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors
/s/ Donna L. Depoian, Esq.
Secretary

October 15, 2003

TABLE OF CONTENTS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
Can I attend the meeting?
What constitutes a quorum?
How do I vote?
Will other matters be voted on at the annual meeting?
Can I revoke my proxy instructions?
What other information should I review before voting?

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
Vote Required
Recommendation
Information Regarding the Nominees, Other Directors and Executive Officers
The Board of Directors and Its Committees

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
Executive Compensation
Employment and Termination Agreements
Indemnification Agreements
Stock Performance Graph
Compensation Committee Report
Compensation Committee Interlocks
Audit Committee Report

AUDIT AND OTHER FEES

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

EXPENSES OF SOLICITATION

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

OTHER MATTERS
Page 1 1 1 1 1 1 2 2 2 2 3 3 3 3 3 4 6 8 8 8 10 10 10 11 13 13 14 15 15 15 16

i

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive
Suite 560
Littleton, Colorado 80124

_________________

PROXY STATEMENT
_________________

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Champps Entertainment, Inc. (“Champps”) for use at the 2003 annual meeting of stockholders of Champps to be held on Wednesday, December 3, 2003, at 8:00 a.m., local time, at the Ritz Carlton Hotel, 50 Central Park South, New York, New York 10019, and at any adjournments or postponements thereof.

        Champps’ principal executive office is located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124. The telephone number at Champps’ principal executive office is (303) 804-1333.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting.

Who is entitled to vote?

        If our records show that you are a stockholder as of the close of business on October 10, 2003, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

        All stockholders of record of Champps’ shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy holder will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 12,778,050 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares, and the brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting by proxy holders for shares registered directly in the name of the stockholder

        If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Champps.

Voting by proxy holders for shares registered in the name of a brokerage firm or bank

        If your common shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your common shares voted.

Vote by mail

        If you would like to vote by mail, mark your proxy card, sign and date it, and return it to American Stock Transfer and Trust Company in the postage-paid envelope provided.

Vote in person

        If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card or vote by ballot in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Will other matters be voted on at the annual meeting?

        We are not aware now of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

        You may revoke your proxy at any time before it has been exercised by:

        •         filing a written revocation with the secretary of Champps at the address set forth below;

        •         filing a duly executed proxy bearing a later date; or

        •         appearing in person and voting by ballot at the annual meeting.

        Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

        Our fiscal year 2003 annual report, including financial statements for the fiscal year ended June 29, 2003, is included with this proxy statement. The annual report, however, is not part of the proxy solicitation material. Copies of our annual report filed with the Securities and Exchange Commission on Form 10-K, including the financial statements, may be obtained without charge upon written request to Investor Relations, Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124. The annual report is also available on our web site at www.champps.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our board of directors consists of nine members who are divided into three classes. At the annual meeting, three Class I directors will be elected to serve until the 2006 annual meeting, or until their respective successors are duly elected and qualified.

        Our board of directors has nominated Timothy R. Barakett, James Goodwin and Charles G. Phillips to serve as the Class I directors. All nominees are currently serving as directors of Champps. Our board of directors anticipates that the nominees will serve, if elected, as directors. However, if any persons nominated by our board of directors are unable to accept election, the proxies will be voted for the election of such other person or persons as our board of directors may recommend.

Vote Required

        Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the issue at the annual meeting.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

Information Regarding the Nominees, Other Directors and Executive Officers

        The following biographical descriptions set forth certain information with respect to the three nominees for re-election as Class I directors at the annual meeting, each director who is not up for election and the executive officers who are not directors, based on information furnished to Champps by each director and executive officer.

Nominees for election as Class I directors – term expiring 2003

        Timothy R. Barakett.   Mr. Barakett has served as a director since March 1999. Since October 1995, Mr. Barakett has been the chairman and chief executive officer of Atticus Capital, L.L.C., a private investment management company. Mr. Barakett is also a principal and/or chief executive officer of other Atticus affiliates. Mr. Barakett also serves on the boards of RIT Capital Partners, plc and Vivarte, S.A. (formerly known as Groupe Andre, S.A.). He is 38 years old.

         James Goodwin.   Mr. Goodwin has served as a director since March 1999. Since 1998, Mr. Goodwin has served as the chairman and managing member of Half Moon Capital Management, LLC. He is 47 years old.

        Charles G. Phillips.  Mr. Phillips has served as a director since December 2002. Mr. Phillips served as president of Gleacher Partners from 1997 to 2001, where he also served as a managing director for eleven years. Prior to joining Gleacher Partners, Mr. Phillips held senior positions at other leading investment banking firms, including nine years at Morgan Stanley where he served as a managing director and founded and led that firm’s high yield finance activities in 1984. Mr. Phillips has been a director of several public and private companies and investment funds; he also serves on the governing bodies of a number of educational and non-profit organizations. He is 55 years old.

Incumbent Class II directors – term expiring 2004

        William H. Baumhauer.   Mr. Baumhauer is our chairman of the board and has been an officer of Champps since June 1999 and a director since August 1999. Mr. Baumhauer also held these positions with our predecessors or us from September 1988 until July 1998, when he left the Company to serve as president and chief operating officer of Planet Hollywood International, Inc., a position he held until his return to Champps in June 1999. He is 55 years old.

        Michael P. O’Donnell.   Mr. O’Donnell was appointed a director in September 2002. On September 8, 2003, Mr. O’Donnell was appointed president, chief executive officer and a member of the board of directors of Sbarro, Inc. From August 1998 through May 2002, he served in various capacities for Outback Steakhouse, Inc. including president and chief executive officer of Roy’s, a joint venture between Outback Steakhouse and Roy Yamaguchi. Mr. O’Donnell also served as chief executive officer for all new businesses for Outback Steakhouse while serving on the board of directors of Roy’s, Flemings, Carrabbas Italian Grill, and Cheeseburger in Paradise, all Outback joint ventures. From June 1995 to August 1998, Mr. O’Donnell was president, chief operating officer and partner of Ale House Restaurants, Inc. From January 1990 to May 1995, Mr. O’Donnell was chief executive officer and chairman of Ground Round Restaurants, Inc. Mr. O’Donnell also serves as a director of Boston Inner City Schools. He is 47 years old.

        Nathaniel Rothschild.   Mr. Rothschild has served as a director since August 1999. Since August 1999, he has been the president of Atticus Capital, L.L.C., a private investment management company. Mr. Rothschild is also a principal and/or president of other Atticus affiliates. Since February 2003, Mr. Rothschild has been a director of JNR (UK) Ltd., a London-based investment banking boutique specializing in emerging markets. In addition, Mr. Rothschild has been serving as the chairman of the board of directors (President du Conseil d’administration) of Vivarte, S.A. (formerly known as Groupe Andre, S.A.) since April 2000. From April 1997 to August 1999, Mr. Rothschild was a vice president of Atticus Management (Bermuda) Ltd. He is 32 years old.

Incumbent Class III directors – term expiring 2005

        Stephen F. Edwards.   Mr. Edwards has served as a director since May 2001. From July 2002 to present, Mr. Edwards has been a senior managing director of Atticus Capital, L.L.C., a private investment management company. From 1995 to June 2002, Mr. Edwards was a senior partner at Bruckmann, Rosser, Sherrill & Co., LLC, a private equity investment firm specializing in the food service industry. He previously served on the board of directors of Town Sports International, Inc., Au Bon Pain, Inc., O’Sullivan Industries, Inc., Unwired PLC and American Paper Holdings, Inc. until June 2002. He is 40 years old.

        Alan D. Schwartz.   Mr. Schwartz has served as a director of our Company or our predecessors since September 1988. Currently, Mr. Schwartz is president, co-chief operating officer, a member of the executive committee and sits on the board of directors of The Bear Stearns Companies, Inc. Mr. Schwartz graduated from Duke University, where he is chairman of Fuqua’s Board of Visitors. Mr. Schwartz also serves on the boards of the American Foundation for AIDS Research, St. Vincent’s Services, Mt. Sinai-NYU Medical Center, the New York Blood Center and The National Mentoring Partnership. He is 53 years old.

        Ian Hamilton.   Mr. Hamilton has served as a director since December 2002. Mr. Hamilton is the founder of the Hamilton Group, a Sports Marketing and Entertainment Company, and currently serves as the executive producer of the Professional Bowlers Association on ESPN. Mr. Hamilton previously served as the global director of Tennis Sports Marketing for Nike, Inc. and also as the president of Planet Hollywood International’s Official All Star Café. Mr. Hamilton serves as a board member of U.S. Sports Development, Inc. and the Tim & Tom Gullikson Foundation. He is 47 years old.

The Board of Directors and Its Committees

Board of directors

        Champps is managed by a nine member board of directors. Our board of directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our board of directors is composed of three Class I directors (Messrs. Barakett, Goodwin and Phillips), three Class II directors (Messrs. Baumhauer, O’Donnell and Rothschild) and three Class III directors (Messrs. Edwards, Schwartz and Hamilton). The terms of the Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2004 and 2005, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

        Our board of directors met five times in fiscal year 2003. Each of the directors attended 75% or more of the aggregate of (a) the total number of meetings of the board of directors during fiscal year 2003 and (b) the total number of meetings held by all committees of the board of directors on which such director served during fiscal year 2003.

Audit committee

        Our board of directors has established an audit committee currently consisting of Messrs. Phillips, Hamilton, Goodwin and O’Donnell. At the beginning of fiscal year 2003, the audit committee consisted of Messrs. Goodwin, Edwards and Barakett. On September 25, 2002, Mr. Barakett resigned and Michael P. O’Donnell was appointed to fill his position. On December 4, 2002, the audit committee was reconstituted to consist of its current members. The audit committee acts pursuant to a charter that was adopted by our board of directors on March 8, 2000 and subsequently amended on May 22, 2002. The audit committee’s duties include overseeing the internal accounting controls and reviewing the financial statements of Champps. The audit committee also makes recommendations concerning the engagement of independent public accountants and communicates with Champps’ independent auditors on matters of auditing and accounting. The audit committee met six times during fiscal year 2003.

        Each of the audit committee members is “independent,” as defined in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers, Inc., with the exception of Mr. Goodwin, who, due to his contractual relationship with Atticus Capital, L.L.C., our largest shareholder, may be deemed to be an affiliate of Champps. On February 5, 2003, our board of directors determined that because of Mr. Goodwin’s financial expertise, knowledge of Champps’ business activities as they relate to the audit committee’s responsibilities and the benefits that may be derived by other members of the audit committee as a result of his prior experience as chairman of the audit committee, his continued membership on the audit committee is in the best interests of Champps and its stockholders, and complies with the conditions set forth in the NASD independence rules allowing one non-independent director to serve on the audit committee in exceptional and limited circumstances.

Compensation committee

        Our board of directors has established a compensation committee consisting of Messrs. Hamilton, Phillips, O’Donnell and Schwartz. At the beginning of fiscal year 2003 the compensation committee consisted of Messrs. Barakett, Edwards, Goodwin, Rothschild, and Schwartz. On February 5, 2003, the compensation committee was reconstituted to consist of its current members. The compensation committee exercises all powers of our board of directors in connection with officer and employee compensation matters, including administering Champps’ 2003 Stock Option and Incentive Plan, 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The compensation committee also has authority to grant awards under the 2003 Stock Option and Incentive Plan and the 1997 Stock Option and Incentive Plan. The compensation committee met four times during fiscal year 2003.

Nominating committee

        Our board of directors has established a nominating committee consisting of Messrs. Barakett, Edwards, Goodwin, O’Donnell, Rothschild, Schwartz, Phillips and Hamilton. The nominating committee nominates individuals for election to Champps’ board of directors and will consider nominees recommended by stockholders of record, if such stockholders submit the nominations in compliance with the requirements of our by-laws. The nominating committee did not meet independently during fiscal year 2003 but met twice during sessions of the full board.

        Our board of directors may from time to time establish other special or standing committees to facilitate the management of Champps or to discharge specific duties delegated to the committee by the full board of directors.

Compensation of directors

        All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at board and committee meetings. In addition, during the fiscal year ended June 29, 2003, our non-employee directors, which included Messrs. Phillips, Hamilton, O’Donnell, Barakett, Edwards, Goodwin, Rothschild and Schwartz, were each granted options to purchase 6,000 shares of our common stock for service on our board of directors. These options vest in full on the first anniversary of the date of grant. In addition, members of the audit committee and compensation committee receive $1,500 per meeting.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table shows the amount of common stock of Champps beneficially owned as of August 1, 2003 by:

•	each director;

•	the chairman of the board, chief executive officer and the four most highly compensated executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended June 29, 2003;

•	all directors and executive officers of Champps as a group; and

•	each person known by Champps to hold more than 5% of our outstanding common stock.

Unless otherwise indicated, the address for each person or entity below is c/o Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

        Beneficial ownership of common stock includes shares that are individually or jointly owned, as well as shares of which the individual has sole or shared investment or voting authority. Beneficial ownership of common stock also includes shares that could be purchased by the exercise of options at or within 60 days of August 1, 2003. The amounts set forth in the table as beneficially owned include shares owned, if any, by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed as set forth in the notes following the table.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Directors and Executive Officers
William H. Baumhauer	404,485	3.2%
Timothy R. Barakett (1)	3,806,134	29.0%
Stephen F. Edwards (2)	10,000	*
James Goodwin (3)	2,500	*
Ian Hamilton	-	*
Michael P. O'Donnell	-	*
Charles G. Philips	-	*
Nathaniel Rothschild (4)	20,000	*
Alan D. Schwartz (5)	82,380	*
Donna L. Depoian (6)	44,990	*
Frederick J. Dreibholz (7)	64,720	*
Donnie N. Lamb (8)	77,861	*
J. David Miller (9)	55,389	*
Other Stockholders
North Sound Capital (10)	1,241,400	9.7%
Franklin Advisory Services, LLC (11)	920,000	7.2%
T. Rowe Price Associates (12)	979,044	7.4%
Wellington Management Company, LLP (13)	780,000	6.1%

All directors and executive officers as a group
(13 persons) (14)	4,568,459	34.0%

* Less than 1% of the outstanding shares of our common stock.

(1)	Includes 20,000 shares of common stock issuable on the exercise of stock options held by Mr. Barakett. The number also includes 281,426 shares issuable upon conversion of the 5.5% convertible subordinated notes due 2007 in the aggregate principal amount of $3,000,000 (assuming conversion at the initial conversion price of $10.66 per share) and 70,356 shares issuable upon exercise of the warrants (assuming conversion at the initial conversion price of $11.10 per share) both issued by Champps in December 2002. Mr. Barakett is the chairman and chief executive officer of Atticus Capital, L.L.C., a Delaware limited liability company, and Atticus Management, Ltd., an international business company organized under the laws of the British Virgin Islands. Atticus Capital, L.L.C.and Atticus Management, Ltd., together with certain of their affiliated entities (the “Atticus entities”) act as advisors for various investment funds (“Funds”) and managed accounts (“Accounts”). Based on his relationship with the Atticus entities, Mr. Barakett is deemed to be a beneficial owner of the common stock owned by the Funds and Accounts. The address for Mr. Barakett is c/o Atticus Capital, L.L.C., 152 West 57th Street, 45th Floor, New York, NY 10019.

(2)	Includes 10,000 shares of common stock issuable on the exercise of stock options held by Mr. Edwards. Although Mr. Edwards is the senior managing director of Atticus Capital, L.L.C., and manages one or more of the Funds and Accounts, none of such Funds and Accounts managed by Mr. Edwards holds any common stock of Champps and, therefore, Mr. Edwards disclaims beneficial ownership of any of the shares of common stock owned by the Funds and Accounts. The address for Mr. Edwards is c/o Atticus Capital, L.L.C., 152 West 57th Street, 45th Floor, New York, NY 10019.

(3)	Excludes 20,000 shares of common stock issuable on the exercise of stock options held by the Gordon Tang Goodwin Trust of which Mr. Goodwin is a trustee. Mr.Goodwin disclaims beneficial ownership of shares owned by this trust. In connection with Mr. Goodwin’s appointment to the board of directors in March 1999, Atticus Capital, L.L.C. entered into an agreement with Mr. Goodwin, which provides that Atticus Capital, L.L.C. will pay to Mr. Goodwin an amount equal to five percent of the proceeds above $4.875 per share of common stock realized by Atticus Partners, L.P., Atticus Qualified Partners, L.P. and Atticus International, Ltd. upon the sale or disposition of certain shares of our common stock beneficially owned by them. The address for Mr. Goodwin is c/o Half Moon LLC, 152 West 57th Street, 45th Floor, New York, NY 10019.

(4)	Includes 20,000 shares of common stock issuable on the exercise of stock options held by Mr. Rothschild. Although Mr. Rothschild is the president of Atticus Capital, L.L.C., he does not have or share the power to vote or the power to dispose of any shares of common stock beneficially owned by the Funds or Accounts managed by the Atticus entities and, therefore, disclaims beneficial ownership of any of the shares of common stock owned by the Funds and Accounts. The address for Mr. Rothschild is c/o Atticus Capital, L.L.C., 152 West 57th Street, 45th Floor, New York, NY 10019.

(5)	Includes 30,000 shares of common stock issuable upon the exercise of stock options held by Mr. Schwartz. The address for Mr. Schwartz is 383 Madison Avenue, New York, NY 10179.

(6)	Includes 43,300 shares of common stock issuable upon the exercise of stock options held by Ms. Depoian.

(7)	Includes 63,333 shares of common stock issuable upon the exercise of stock options held by Mr. Dreibholz.

(8)	Includes 75,333 shares of common stock issuable upon the exercise of stock options held by Mr. Lamb.

(9)	Includes 53,000 shares of common stock issuable upon the exercise of stock options held by Mr. Miller.

(10)	Based on information provided by www.nasdaq.net on October 1, 2003. The address for North Sound Capital is 53 Forest Avenue, Suite 202, Greenwich, CT 06870.

(11)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2003, filed by Franklin Resources, Inc. Franklin Advisory Services, LLC may be deemed to be a beneficial owner of 920,000 shares of common stock held by Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson each may be deemed to be beneficial owners of securities held by Franklin Resources, Inc. and, therefore, each disclaims beneficial ownership of any of the 920,000 shares of common stock held by them collectively. The address for Franklin Advisory Services, LLC is 901 Mariners Island Blvd, 6th Floor, San Mateo, CA 94404.

(12)	Based on information provided by www.nasdaq.net on October 1, 2003, showing sole dispositive power with respect to 5I0,000 shares. In addition, this number includes 375,235 shares issuable upon conversion of $4,000,000 convertible subordinated notes and 93,809 warrants to purchase common stock purchased from Champps in December 2002.

(13)	Based on a Schedule l3G filed with the Securities and Exchange Commission on February 12, 2003. Wellington Management Company, LLC may be deemed to be beneficial owners of these shares because it is an investment advisor to the owners of these shares. Wellington Management Company, LLC indicate that it has shared dispositive power with respect to all of these shares, shared voting power with respect to 290,000 of these shares and no voting power with respect to the rest of these shares. Based on information provided by www.nasdaq.net on October 1, 2003 the total beneficial ownership for Wellington Management, LLC is 780,000 shares. The address for Wellington Management Company, LLC is 75 State Street, Boston, MA 02109.

(14)	The number of shares beneficially owned by all directors and executive officers as a group includes 314,966 shares of common stock issuable upon the exercise of outstanding stock options, 281,426 common shares issuable upon the conversion of notes and 70,356 common shares issuable upon the exercise of outstanding warrants.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

        In fiscal year 2003, non-employee directors received an annual grant of options to acquire 6,000 shares of common stock at an exercise price at least equal to the fair market value of the common stock as of the date of grant. In addition, members of the compensation committee and audit committee received $1,500 per meeting.

Executive Compensation

Summary compensation table

        The following table provides information as to compensation paid by Champps for fiscal years 2001, 2002 and 2003 to the chief executive officer and the named executives.

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Long-Term Compensation Awards Options / SARs (1)	All Other Compensation
William H. Baumhauer	2003	$400,010	$-	$4,307,773 (2)	-	$7,200 (3)
Chairman, President and	2002	400,010	100,000	-	-	7,200 (4)
Chief Executive Officer	2001	400,010	100,000	-	-	-

Donna L. Depoian (5)	2003	131,684	-	-	6,000	-
Vice President, General	2002	126,092	10,000	-	15,000	-
Counsel and Secretary	2001	120,000	10,000	-	12,000	-

Frederick J. Dreibholz (6)	2003	141,849	-	-	9,000	-
Vice President and	2002	136,600	17,500	-	20,000	-
Chief Financial Officer	2001	130,000	15,000	-	25,000	-

Donnie N. Lamb (7)	2003	171,923	-	-	12,000	-
Senior Vice President	2002	153,462	15,000	-	20,000	-
and Chief Operating Officer	2001	145,000	20,000	-	30,000	-

J. David Miller (8)	2003	141,154	-	-	6,000	-
Vice President of	2002	135,500	10,000	-	15,000	-
Construction and Design	2001	130,000	10,000	-	25,000	45,692 (9)

(1)	Represents the number of options to acquire common stock granted during the applicable fiscal year.

(2)	Represents ordinary income from the exercise of non-qualified stock options.

(3)	Represents reimbursed automobile expenses.

(4)	Represents reimbursed automobile expenses.

(5)	Ms. Depoian has served as our vice president, general counsel and secretary since May 1998. She served as acting general counsel and assistant secretary from February 1998 to May 1998 and as corporate counsel and assistant secretary from July 1997 to February 1998. Ms. Depoian also served as corporate counsel and assistant secretary for DAKA from April 1994 to July 1997. She is 43 years old.

(6)	Mr. Dreibholz has served as our chief financial officer and treasurer since October 1999. He is 48 years old.

(7)	Mr. Lamb has served as vice president of operations for Champps since August 1999. From 1996 to 1999, Mr. Lamb served as the director of operations of Champps Operating Company, Inc., a subsidiary of Champps. He is 50 years old.

(8)	Mr. Miller has served as vice president of construction and design since October 1999. He is 52 years old.

(9)	Represents reimbursed relocation expense.

Option grants in fiscal year 2003

        The following table provides certain information with respect to stock options granted by Champps during fiscal year 2003 to the chief executive officer and the four most highly compensated executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended June 29, 2003.

	Options	% of Total Options Granted to Employees in Fiscal	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted	Year	Share	Date	5%	10%
William H. Baumhauer	-	-	$-	-	$-	$-
Donna L. Depoian	6,000	3.2%	4.94	6/16/2013	18,660	47,220
Frederick J. Dreibholz	9,000	4.8%	4.94	6/16/2013	27,990	70,830
Donnie N. Lamb	12,000	6.4%	4.94	6/16/2013	37,320	94,440
J. David Miller	6,000	3.2%	4.94	6/16/2013	18,660	47,220

(1)	Potential realizable value is the value of the granted options, based on the assumed annual growth rates of the share price shown during their 10-year option term. For example, a 5% growth rate, compounded annually, for Ms. Depoian’s, Mr. Dreibholz’, Mr. Miller’s and Mr. Lamb’s grants result in a share price of $8.05 per share, and a 10% growth rate, compounded annually, result in a share price of $12.81 per share. These potential realizable values are listed to comply with the regulations of the Securities and Exchange Commission, and we cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the actual future performance of the common stock.

Aggregate option exercises in fiscal year 2003 and year-end option values

        The following table sets forth the number of shares of common stock covered by the stock options held by the chief executive officer and the four most highly compensated executive officers of Champps as of the end of fiscal year 2003. The value of unexercised in-the-money options is based on the closing price of the common stock as reported by Nasdaq on June 29, 2003, minus the exercise price, multiplied by the number of shares underlying the options.

	Shares Acquired	Value	Number of Beneficial Options at Fiscal Year-end		Value of Oustanding In-the-Money Options Options at Fiscal Year-end
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William H. Baumhauer	1,009,000	$4,307,773	-	-	$-	$-
Donna L. Depoian	-	-	34,300	20,000	-	-
Frederick J. Dreibholz	-	-	48,334	30,666	19,000	-
Donnie N. Lamb	-	-	58,667	35,333	19,000	-
J. David Miller	-	-	44,000	20,000	19,000	-

Employment and Termination Agreements

        William H. Baumhauer. On May 22, 2003, Champps entered into a two-year amended and restated employment contract with Mr. Baumhauer which expires June 30, 2005. The agreement provides for a base salary of $400,000 per year. If Mr. Baumhauer’s employment is terminated without “cause”, or Mr. Baumhauer terminates his employment for “good reason”, Champps shall continue to pay Mr. Baumhauer’s base salary through the term of the agreement or for one year, which ever is longer.

        Donna L. Depoian. On February 26, 1999, we entered into an employment agreement with Donna L. Depoian to serve as vice president, general counsel and secretary. The agreement provides for an initial term of one year and for successive one-year renewals thereafter. Under the agreement, Ms. Depoian receives an annual base salary of $120,000, subject to adjustment at the discretion of the board of directors. Ms. Depoian’s current annual salary is $136,500. The agreement further provides that, in the event Champps terminates Ms. Depoian’s employment without “cause”, or Ms. Depoian terminates her employment for “good reason”, Champps shall pay Ms. Depoian an amount equal to Ms. Depoian’s cash compensation for one year.

Indemnification Agreements

        Champps has entered into indemnification agreements with certain of the members of the board, pursuant to which Champps has agreed to advance expenses and indemnify such persons against certain liabilities incurred in connection with their services to Champps. In the event of a proceeding brought against an indemnified person by or in the right of Champps, that person shall not be entitled to indemnification if he or she is adjudged to be liable to Champps, or if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by Champps in such event if, and only to the extent, determined by the Court of Chancery of the State of Delaware, or another court in which such proceeding is brought or is pending.

Stock Performance Graph

        The following graph provides a comparison of cumulative total stockholder return for the period from June 26, 1998 through June 29, 2003, among Champps; the Russell 3000 Index; and an index of companies that Champps considers its peers: the Cheesecake Factory, Inc., BUCA, Inc., P.F. Changs China Bistro, Inc., Landry’s Seafood Restaurant, Inc. and Rare Hospitality International, Inc. The returns of each issuer in the peer group have been weighted according to the respective company’s market capitalization as of the beginning of the period. The stock performance graph assumes an investment of $100 in each of Champps and the two indexes, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CHAMPPS ENTERTAINMENT, INC.,
RUSSELL 3000 INDEX AND PEER GROUP INDEX

DOLLARS
275
250
225
200
175
150
125
100
75
50
25
0
2000
2001
2002
CHAMPPS ENTERTAINMENT INC.
PEER GROUP INDEX
RUSSELL 3000 INDEX

ASSUMES $100 INVESTED ON JUNE 28, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JUNE 29, 2003

COMPANY/INDEX/MARKET	1998	1999	2000	2001	2002	2003
CHAMPPS ENTERTAINMENT INC	100.00	58.25	83.50	157.67	189.67	73.94
PEER GROUP INDEX	100.00	100.54	122.06	179.84	236.84	255.51
RUSSELL 3000 INDEX	100.00	119.04	128.86	109.60	89.40	88.47

Compensation Committee Report

        The compensation committee reviews and approves compensation levels for Champps’ executive officers and oversees and administers Champps’ executive compensation programs. All members of the compensation committee, listed at the end of this report, are non-employee directors who are not eligible to participate in the compensation programs that the compensation committee oversees except for option grants. See “Directors’ Compensation.”

Philosophy

        The compensation committee believes that the interests of Champps’ stockholders are best served when compensation is directly aligned with Champps’ financial performance. Therefore, the compensation committee has approved overall compensation programs that award a competitive base salary and encourage exceptional performance through meaningful incentive awards, both short-and long-term, which are tied to Champps’ performance.

Responsibilities

        The responsibilities of the compensation committee include:

•	developing compensation programs that are consistent with and are linked to Champps' strategy;

•	assessing the performance of and determining an appropriate compensation package for the president and chief executive officer; and

•	ensuring that compensation for the other executive officers reflects individual, team, and Champps’ performance appropriately.

Purpose

Champps'	executive compensation programs are designed to:

•	attract, retain and motivate key executive officers;

•	link the interests of executive officers with stockholders by encouraging stock ownership;

•	support Champps' goal of providing superior value to its stockholders and customers; and

•	provide appropriate incentives for executive officers, based on achieving key operating and organizational goals.

        The compensation committee believes that Champps’ executive compensation policies should be reviewed during the first quarter of the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with Champps’ financial performance, its business plan and its position within the restaurant industry, as well as the compensation policies of similar companies in the restaurant business. The compensation of individual executives is reviewed annually by the compensation committee in light of its executive compensation policies for that year.

        In setting and reviewing compensation for the executive officers, the compensation committee considers a number of different factors designed to assure that compensation levels are properly aligned with Champps’ business strategy, corporate culture and operating performance. Among the factors considered are the following:

Comparability — The compensation committee considers the compensation packages of similarly situated executives at companies deemed comparable to Champps. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

Pay for Performance — The compensation committee believes that compensation should in part be directly linked to operating performance. To achieve this link with regard to short-term performance, the compensation committee relies on cash bonuses, which are determined on the basis of certain objective criteria and recommendations of the chief executive officer.

Equity Ownership — The compensation committee believes that equity-based, long-term compensation aligns executives’ long-range interests with those of the stockholders. These long-term incentive programs are reflected in Champps’ stock option plan. The compensation committee believes that significant stock ownership is a major incentive in building stockholder value and reviews grants of options with that goal in mind.

Qualitative Factors — The compensation committee believes that in addition to corporate performance and specific business unit performance, in setting and reviewing executive compensation it is appropriate to consider the personal contributions that a particular individual may make to the overall success of Champps. Such qualitative factors as leadership skills, planning initiatives and employee development have been deemed to be important qualitative factors to take into account in considering levels of compensation.

Annual cash compensation

        Annual cash compensation for the executive officers consists of a base salary and a variable, at-risk incentive bonus under Champps’ corporate bonus plan.

        It is Champps’ general policy to pay competitive base compensation to its executive officers. The compensation committee annually reviews and, if appropriate, adjusts executive officers’ base salaries. In making individual base salary recommendations, the compensation committee considers the executive’s experience, management and leadership ability, and technical skills; his or her compensation history; as well as the performance of Champps as a whole and, where applicable, the performance of specific business units.

        Under the corporate bonus plan, each executive is assigned a target incentive award. This incentive award, or some portion thereof, is awarded by the compensation committee in its discretion, based on its assessment of a combination of four factors: Champps’ overall performance; business unit performance; attainment of predetermined individual goals; and the level of personal/leadership impact.

Chief executive officer compensation

        On June 24, 1999, Mr. Baumhauer was hired by Champps as president and chief executive officer and in August 1999 was elected as a director and was appointed chairman of the board of directors. At the recommendation of the compensation committee, Champps entered into an amended and restated employment contract with Mr. Baumhauer on May 22, 2003. See "Executive Compensation". Under the terms of his employment agreement, Mr. Baumhauer receives an annual base salary of $400,000, the same base salary he has received since 1999. In addition, on September 15, 2003, Mr. Baumhauer received a grant of stock options to purchase 50,000 shares of common stock pursuant to his employment agreement and it is anticipated that the board will consider additional option grants on an annual basis. Mr. Baumhauer is also eligible to receive an annual bonus under his employment agreement, however, no bonuses were awarded to any executives in fiscal year 2003 by the compensation committee. The compensation committee believes that Mr. Baumhauer's compensation is appropriate.

Compensation of other officers

        Champps’ executive compensation program for other executive officers is described above, although the corporate business unit and individual performance goals and the relative weighting of the quantitative performance factors described above varies, depending upon the responsibilities of particular officers.

Submitted by the Champps Entertainment, Inc. Compensation Committee Alan D. Schwartz, Chairman Michael P. O'Donnell Charles G. Phillips Ian Hamilton

Compensation Committee Interlocks and Insider Participation

        The compensation committee consists of Messrs. Schwartz, O’Donnell, Phillips and Hamilton, none of whom are employees of, or have ever been employed by, Champps or any of its subsidiaries. Except as described in the following paragraph, no member of the compensation committee has a reportable relationship with Champps.

        Alan D. Schwartz, a member of the compensation committee, is senior managing director-corporate finance of Bear Stearns & Co., Inc. In the past Bear Stearns and its affiliates have provided financial advisory and financing services to Champps and have received fees and reimbursement of expenses for rendering such services. Mr. O’Donnell is the principal of a consulting company that receives a monthly consulting fee of $1,500 from Atticus Capital, L.L.C., our largest shareholder.

Audit Committee Report

        The audit committee reviews Champps’ financial reporting process on behalf of the board of directors. Champps’ management has the primary responsibility for the financial statements and the reporting process. Champps’ independent auditors are responsible for expressing an opinion on the consolidated financial statements of Champps in conformity with accounting principles generally accepted in the United States of America.

        In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) in a letter dated September 22, 2003 and has discussed with them their independence from Champps and its management. The audit committee has also considered whether the independent auditors’ provision of non-audit services to Champps is compatible with the auditor’s independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in Champps’ annual report on Form 10-K for the year ended June 29, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Champps Entertainment, Inc. Audit Committee Charles G. Phillips, Chairman Michael P. O'Donnell James Goodwin Ian Hamilton

AUDIT AND OTHER FEES

        We incurred the following fees to our current auditors, KPMG LLP, and our former auditors, Arthur Andersen, LLP, for the fiscal years ended June 29, 2003 and June 30, 2002:

Fiscal Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2003	$241,700	$15,000	$5,000	$-	$261,700

2002	370,525	5,250	111,100	-	486,875

Audit fees

         Fiscal year 2003 audit fees include $175,000 in fees for professional services rendered for the audit of the annual consolidated financial statements and timely quarterly reviews for the fiscal year ended June 29, 2003. Audit fees for fiscal 2003 also include $66,700 in fees related to the issuance of consents, issuance of comfort letters for the convertible debt offering completed in December 2002, and assistance with SEC comment letter responses. All services performed by the principal accountant were performed by full-time employees of KPMG LLP.

         Fiscal year 2002 audit fees include $330,525 in fees for professional services rendered for the audit of the annual consolidated financial statements and retrospective quarterly reviews for the fiscal year ended June 30, 2002 including fees incurred to re-audit fiscal 2001 and 2000. Audit fees for fiscal year 2002 also include professional services rendered by our former auditors, Arthur Andersen LLP, of $24,000 for timely quarterly reviews for the fiscal year ended June 30, 2002, $15,000 for assistance relative to a planned equity offering and $1,000 related to the issuance of a consent. All services performed by the principal accountants in fiscal 2002 were performed by full-time employees of KPMG LLP or Arthur Andersen LLP.

Audit related fees

        Audit related fees for fiscal 2003 and fiscal 2002 represent the aggregate fees for assurance and related services performed by our principal accountant that are reasonably related to the performance of the audit or the review of our quarterly financial statements and are not reported in audit fees described above. These fees relate to audits of employee benefit plans. The audit related fees for fiscal 2003 were paid to KPMG LLP and the audit related fees for fiscal 2002 were paid to Arthur Andersen LLP.

Tax fees

        Tax fees for fiscal 2003 represent the aggregate fees for tax advice performed by KPMG LLP.

        Tax fees for fiscal 2002 represent the aggregate fees for tax advice and tax return preparation performed by Arthur Andersen, our former auditors.

Audit committee pre-approval of fees

         The audit committee meets with the independent auditors prior to the audit to discuss the planning and staffing of the audit and to approve the proposed fee for the audit and any required special services. The audit committee is notified in advance of any proposed engagement of the independent auditor to provide non-audit services to the Company. The audit committee intends to adopt pre-approval policies for services by its independent accountant to comply with Securities and Exchange Commission Release No.33-8183. The audit committee expects to pre-approve all services performed by the principal accountants for fiscal year 2004.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Champps’ executive officers, directors and persons who own more than 10% of a registered class of Champps’ equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies to Champps.

        Based upon a review of the reports furnished to Champps and representations made to Champps by its officers and directors, Champps believes that, during fiscal year 2003, its officers, directors and its 10% beneficial owners, complied with all applicable reporting requirements, with the exception of James Goodwin, who filed a Form 4 one day late on February 12, 2003.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by Champps. In addition, Champps will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners. Solicitations may further be made by officers and regular employees of Champps, without additional compensation, by use of mail, email, personal interview, telephone or telecopy.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Stockholders who want to have a proposal included in our proxy statement for next year’s annual meeting of stockholders must send the proposal to Champps for a receipt date of no later than August 5, 2004. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to the secretary of Champps at the principal executive offices of Champps located at 10375 Park Meadows Drive, Suite 560, Littleton, CO 80124.

        Stockholders who want to present business for action at the 2004 annual meeting of stockholders, other than proposals they request to have included in our proxy statement for next year’s annual meeting, must comply with the requirements set forth in Champps’ by-laws. Champps’ by-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation to our principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the anniversary date of the prior annual meeting, notice must be delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of the next annual meeting or (ii) the 15th day after public disclosure of the date of such meeting. Proxies solicited by the board of directors may, under certain circumstances prescribed in Rule 14a-4 of the Securities and Exchange Act, be voted in accordance with the discretion of the proxy holders with respect to stockholder proposals presented at the next annual meeting of stockholders (other than proposals included in Champps’ proxy statement).

OTHER MATTERS

        The board of directors is not aware of any other matter to be presented for action at the annual meeting of stockholders; however, if any other matter is properly presented it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

        THIS PROXY STATEMENT IS ACCOMPANIED BY CHAMPPS’ ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2003. ADDITIONAL INFORMATION IS CONTAINED IN CHAMPPS’ ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 29, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. CHAMPPS WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CHAMPPS ENTERTAINMENT, INC., 10375 PARK MEADOWS DRIVE, SUITE 560, LITTLETON, CO 80124.

DONNA L. DEPOIAN Secretary

October 15, 2003

FORM OF PROXY CARD

DETACH HERE

PROXY

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive
Suite 560
Littleton, Colorado 80124

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Champps Entertainment, Inc. (the “Company”) hereby appoints William H. Baumhauer, President, and Donna L. Depoian, Secretary, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on October 10, 2003 at the Annual Meeting of Stockholders to be held on December 3, 2003 and any adjournments or postponements thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned’s vote will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

B-1

CHAMPPS ENTERTAINMENT, INC.
c/o American Stock Transfer & Trust Company
6201 Fifteenth Avenue
Brooklyn, N.Y. 11219

(continued from other side)

1.	Proposal to elect three Class I directors, each to serve for a three-year term, namely: Timothy R. Barakett, James Goodwin and Charles G. Phillips.

	FOR all nominees listed above (except as marked to the contrary below).

	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR” above and write the name of the nominee or nominees as to which you wish to withhold authority in the space below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned’s vote will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Date: ________________, 2003	_____________________________________________________ Signature of Stockholder or Authorized Representative
Date: ________________, 2003	_____________________________________________________ Signature of Stockholder or Authorized Representative (if held jointly)

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

      MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: